Exhibit 99.1

MARATHON DIGITAL HOLDINGS

PURCHASES 30,000 S19J PRO BITCOIN

MINERS FROM BITMAIN

August 02, 2021 8:00am EDT

Marathon’s Hash Rate Expected To Increase to Approximately 13.3 EH/s Once All Miners Are Fully Deployed

LAS VEGAS, Aug. 02, 2021 (GLOBE NEWSWIRE) — Marathon Digital Holdings, Inc. (NASDAQ:MARA) (“Marathon” or “Company”), one of the largest enterprise Bitcoin mining companies in North America, has entered into a contract with Bitmain to purchase an additional 30,000 Antminer S19j Pro (100 TH/s) miners for $120.7 million.

Based on current delivery schedules, Marathon anticipates all 30,000 newly purchased miners to ship from Bitmain between January 2022 and June 2022. As a result, the Company’s mining operations are expected to consist of more than 133,000 Bitcoin miners, producing approximately 13.3 EH/s once all miners are fully deployed and operational. If all of Marathon’s miners were deployed today, the Company’s hash rate would represent approximately 12% of the Bitcoin network’s total hash rate, which was approximately 109 EH/s as of August 1, 2021.

“Increasing our percentage of the total network’s hash rate increases our probability of earning bitcoin, and given the uniquely favorable conditions in the current mining environment, we believe it is an opportune time to add new miners to our operations,” said Fred Thiel, Marathon’s CEO. “With this new order, we are growing our operations by 30% to approximately 133,000 miners, producing 13.3 EH/s. As a result, once all miners are fully deployed, our mining operations will be among the largest, not just in North America, but globally. We’d like to thank the team at Bitmain for expediting this order as we work to further scale our operations and establish Marathon as one of the leading Bitcoin miners in North America.”

Antminer Sales Director of North, Central, and South America (NCSA) at Bitmain Irene Gao commented, “Marathon is a key customer of Bitmain’s, and we appreciate the opportunity to support their growth with another large order for 30,000 of the industry’s most powerful and efficient miners. We look forward to continuing to collaborate and build upon this mutually beneficial relationship.”

Investor Notice

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks, uncertainties and forward-looking statements described under “Risk Factors” in Item 1A of our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2020. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the value of our securities could decline, and you could lose part or all of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. In addition, our past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results in the future. Future changes in the network-wide mining difficulty rate or Bitcoin hash rate may also materially affect the future performance of Marathon’s production of Bitcoin. Additionally, all discussions of financial metrics assume mining difficulty rates as of August 2021. See “Safe Harbor” below.

Forward-Looking Statements

Statements made in this press release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “should,” “expect,” “anticipate,” “estimate,” “continue,” or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Risk Factors” in the Company’s Annual Reports on Form 10-K, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

About Marathon Digital Holdings

Marathon is a digital asset technology company that mines cryptocurrencies with a focus on the blockchain ecosystem and the generation of digital assets.

Marathon Digital Holdings Company Contact:

Charlie Schumacher

Telephone: 800-804-1690

Email: charlie@marathondh.com

Jason Assad

Telephone: 678-570-6791

Email: Jason@marathondh.com

Source: Marathon Digital Holdings, Inc.

Released August 2, 2021